UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2010 (October 14, 2010)

WES Consulting, Inc.
(Exact name of registrant as specified in Charter)

Florida	000-53314	59-3581576
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2745 Bankers Industrial Drive
Atlanta, GA 30360
 (Address of Principal Executive Offices)

(770) 246-6400
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On October 14, 2010, Belmont Partners, LLC (“Belmont”) and WES Consulting, Inc. (the “Registrant”) executed a Settlement Agreement and General Release (“Settlement and Release”) regarding the 750,000 shares of common stock of the Registrant that were owed to Belmont pursuant to a Common Stock Purchase Agreement dated September 2, 2009 by and among Liberator, Inc., the Registrant, and Belmont (the “Obligation”).  The purchase agreement was previously filed as an exhibit to Amendment No. 1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 24, 2010, and the description of the purchase agreement is incorporated herein by reference.  The Settlement and Release contains an introductory paragraph that states it is “made as of the 13th day of October, 2010,” but the parties executed the Settlement and Release on October 14, 2010.

Under the terms of the Settlement and Release, the Registrant agreed to issue, and Belmont agreed to accept, 350,000 restricted shares of its common stock in full satisfaction of the Obligation and in exchange for the Registrant releasing Belmont from any claims against Belmont that the Registrant had or has relating to an alleged violation of short swing profit rules enacted under Section 16(b) of the Securities Exchange Act of 1934. Belmont disputed any alleged violation of short swing profit rules.

A copy of the Settlement and Release is filed with this report as Exhibit 10.1 and is incorporated by reference herein.  The foregoing description of the Settlement and Release does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement and Release.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Settlement Agreement and General Release between WES Consulting, Inc. and Belmont Partners, LLC, effective October 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WES Consulting, Inc. (Registrant)

Date: October 19, 2010	By:	/s/ Louis S. Friedman
Louis S. Friedman Chief Executive Officer and President